--------------------------------------------------------------------------------


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                                Fonix Corporation
 ...............................................................................
                  (Name of Registrant as Specified in Charter)
 ...............................................................................
     (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
        Item 22(a)(2) of Schedule 14A.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1)       Title of each class of securities to which transaction applies:
   2)       Aggregate number of securities to which transaction applies:
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   4)       Proposed maximum aggregate value of transaction:
   5)       Total fee paid:


[ ]      Fee paid previously with preliminary materials

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.
         1)       Amount Previously Paid:.......................................
         2)       Form, Schedule or Registration Statement No...................
         3)       Filing Party:.................................................
         4)       Date Filed:...................................................
--------------------------------------------------------------------------------

                                Fonix Corporation
                             180 West Election Road
                                    Suite 200
                               Draper, Utah 84020

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 24, 2003

To the Shareholders:

         Notice is hereby given that a Special Meeting of the Shareholders of Fonix Corporation (the "Company") will be held at the Company's business offices at 180 West Election Road, Suite 200, Draper Utah 84020, on Monday, March 24, 2003, at 10:00 a.m., M.S.T., for the following purposes, which are discussed in the following pages and which are made part of this Notice:

          1. To approve the Board of Directors' selection of Hansen, Barnett & Maxwell as the Company's independent public accountants for the fiscal year ending December 31, 2002; and

          2. To consider and act upon a proposed amendment to the Company's certificate of incorporation to effect a reverse stock split of the Company's Class A common stock at a ratio of one-for-forty.

          3. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

         The Company's Board of Directors has fixed the close of business on Friday, February 7, 2003, as the record date for the determination of shareholders having the right to notice of, and to vote at, the Special Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 180 West Election Road, Suite 200, Draper, Utah 84020, during the ten business days prior to the meeting.

         You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying proxy statement and proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting. The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Special Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.

                               By Order of the Board of Directors,

                               /s/ Thomas A. Murdock

                               Thomas A. Murdock, Chief Executive Officer

Salt Lake City, Utah
February 19, 2003

                                Fonix Corporation
                             180 West Election Road
                                    Suite 200
                               Draper, Utah 84020
                                 (801) 553-6600

              -----------------------------------------------------


                                 PROXY STATEMENT

              -----------------------------------------------------


                         SPECIAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited by the Board of Directors of Fonix Corporation ("Fonix" or the "Company") for use in voting at the Special Meeting of Shareholders (the "Special Meeting") to be held at the Company's business offices, 180 West Election Road, Suite 200, Draper Utah, 84020, on Monday, March 24, 2003, at 10:00 a.m., M.S.T., and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Special Meeting in accordance with the instructions of the shareholder completing the proxy. If a signed proxy is returned but no specific instructions are given, the shares will be voted (i) FOR approval of Hansen, Barnett & Maxwell as the Company's independent public accountants for the fiscal year ending December 31, 2002; (ii) FOR approval of a proposed amendment to the Company's certificate of incorporation that would effect a reverse stock split of the Company's Class A common stock at a ratio of one-for-forty; and (iii) as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Special Meeting, by giving written notice to the Company's Secretary prior to the Special Meeting or by giving a later dated proxy.

The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's Class A common stock entitled to vote shall constitute a quorum for the transaction of business. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting, other than the election of directors, shall decide the question. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the approval of the Company's auditors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Special Meeting will be counted by inspectors to be appointed by the Company. (The Company anticipates that the inspectors will be employees, attorneys, or agents of the Company.)

The close of business on February 7, 2003, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Special Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 636,614,693 shares of the Company's Class A common stock issued, of which 80,830,000 shares were held as collateral under escrow agreements and are not entitled to vote. The issued shares of the Company's Class A common stock were held by 1,036 holders of record. For a description of the principal holders of such stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about February 24, 2003.

              -----------------------------------------------------

                                   PROPOSAL 1
                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has selected the certified public accounting firm of Hansen, Barnett & Maxwell ("HBM") as the independent public accountants for the Company for the fiscal year ending December 31, 2002. At the Special Meeting, shareholders will be asked to ratify the selection by the Board of Directors of HBM as the Company's independent public accountant for the 2002 fiscal year.

                Changes in and Disagreements with Accountants on
                      Accounting and Financial Disclosure

         On July 16, 2002, the Company engaged HBM as the Company's independent public accountant to review the Company's interim financial statements and to audit the Company's financial statements beginning with the Company's fiscal year ending December 31, 2002. Subsequently, on November 18, 2002, the Company engaged HBM to reaudit the Company's financial statements for the fiscal year ending December 31, 2001. The Company terminated its relationship with and dismissed its former independent public accountant, Arthur Andersen LLP ("Andersen"), effective with the appointment of HBM in July 2002. The dismissal of Andersen and the appointment of HBM as the Company's new independent public accountant were approved by the Company's Audit Committee and Board of Directors on July 12, 2002.

         During the period from the date of Andersen's engagement as the Company's independent public accountant to July 16, 2002, the Company did not consult with HBM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         During the most recent fiscal years ended December 31, 2001 and 2000, and the interim period subsequent to December 31, 2001, through the date of dismissal of Andersen, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that would have caused Andersen to make references in its audit report to such disagreements.

         Andersen's report on the Company's financial statements for the years ended December 31, 2000 and 1999, contained no adverse opinion or disclaimer of opinion and was not modified as to audit scope or accounting principles, except that Andersen's report dated March 29, 2001, contained an explanatory paragraph regarding the Company's ability to continue as a going concern.

         The Company filed with the Commission a current report on Form 8-K on July 17, 2002, disclosing the termination of the Company's engagement with Andersen, the Company's engagement of HBM, and other required information. The Company provided Andersen with a copy of the current report and requested that Andersen furnish a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether Andersen agreed with the above statements. A representative of Andersen responded by advising the Company that Andersen would no longer provide letters relating to its termination as an audit client's independent public accountant, and that Andersen's inability to provide such letters had been discussed with the Staff at the Commission.

         On November 18, 2002, the Company engaged HBM to reaudit the Company's financial statements for the year ended December 31, 2001, and in connection with the reaudit, the Company amended its annual report on Form 10-K for the year ended December 31, 2001. The Company filed the amended annual report on Form 10-K for the year ended December 31, 2001, on December 18, 2002.

         Other than the termination of Andersen and the engagement of HBM, during the years ended December 31, 2001, 2000, and 1999, and through the date hereof, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Audit Fees

         In 2002, the aggregate fees billed by HBM for its audit and quarterly reviews completed were $132,813.

Financial Information Systems Design and Implementation

         In 2002, there were no fees billed by HBM for financial information systems design and implementation.

All Other Fees

         In 2002, the aggregate fees billed by HBM for all other non-audit services were $0.

         Because there were no fees billed by or paid to HBM for financial information systems design and implementation or other fees, neither the Company's audit committee nor the Company's Board of Directors were required to consider whether the provision of such services would be compatible with maintaining HBM's independence.

                          Attendance at Special Meeting

         Representatives of HBM are expected to attend the Special Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

    THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

              -----------------------------------------------------



                                   PROPOSAL 2
   PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT
                              A REVERSE STOCK SPLIT

General

         As of February 7, 2003, over 600,000,000 shares of the Company's Class A Common Stock (the "Common Stock") were issued, including shares held as collateral under escrow agreements, and the per share price of the Common Stock on that date was $0.03. In order to reduce the number of shares of Common Stock outstanding, the Board of Directors has unanimously adopted a resolution seeking stockholder approval to grant the Board of Directors authority to amend the Company's Amended and Restated Certificate of Incorporation to effect a reverse split of the Common Stock (the "Reverse Stock Split"). The ratio of the Reverse Stock Split that the Board of Directors approved and deemed advisable and for which it is seeking stockholder approval is one share for forty shares, or one-for-forty.

         If our stockholders approve the Reverse Stock Split proposal and the Board of Directors decides to implement the Reverse Stock Split, the Company will file a Certificate of Amendment of the Certificate of Incorporation (the "Certificate of Amendment") with the Secretary of State of the State of Delaware (as described below), not sooner than ten days and not more than twenty days following the approval by shareholders of the Reverse Stock Split, which will effect a reverse split of the shares of the Common Stock then issued and outstanding at the ratio of one share for forty. The Reverse Stock Split, if implemented, would not change the number of authorized shares of Common Stock, any series of preferred stock or the par value of the foregoing. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately prior to the reverse stock split as such stockholder did immediately prior to the split.

         The following discussion of the proposed amendment to the Company's certificate of incorporation and the Reverse Stock Split is qualified by reference to the text of the Certificate of Amendment. The Board of Directors encourages you to read the form of the Certificate of Amendment relating to the Reverse Stock Split attached to this proxy statement as Exhibit 1 in its entirety.

Purpose

         The Company requires additional financing, and we intend to pursue a private placement of equity securities. The Reverse Stock Split will combine the Company's issued and outstanding shares of Class A common stock, so it is anticipated that the principal effect of the Reverse Stock Split will be to significantly increase the market price per share of the Class A common stock after giving effect to the Reverse Stock Split, as compared with the market price per share of the Class A common stock outstanding before giving effect to the Reverse Stock Split. The Company believes that a significant increase in the price per share of the Class A common stock will facilitate future financing. However, even if the Reverse Stock Split is effected, the completion of such financing may also subject to a number of other conditions and uncertainties beyond the Company's control, including economic and market conditions. The Company, therefore, cannot provide you with any assurance regarding the Company's ability to complete future financing, or if completed, the terms of such future financing, the timing of such financing or the gross proceeds that the Company could receive from such financing.

         The Company believes that the current low price per share at which the Company's Class A common stock is trading reduces the marketability of the Class A common stock because certain brokerage firms are reluctant to recommend low-priced stock to their clients. Investors may view low-priced stock as unattractive, more risky or more volatile than alternative investments. In addition, certain brokerage houses have policies and practices that discourage individual brokers within those firms from dealing in lower priced stocks. These policies and practices pertain, among other things, to payment of brokerage commissions and to time-consuming procedures that function to cause lower priced stocks to be less attractive to brokers from an economic point of view. In addition, since brokerage commissions on lower priced stocks represent a higher percentage of the stock price than commissions on higher priced stocks, the current price per share of the Class A common stock may result in individual stockholders paying higher per share transaction costs. The Company also believes that the Reverse Stock Split will enhance the Company's flexibility in the future for financing and capitalization needs. Although the Company believes that the Reverse Stock Split is likely to increase the market price per share of the Company's Class A common stock and enhance its marketability, the Company cannot assure you that the Reverse Stock Split will have any of the desired effects.

         The Company has an existing equity line of credit, in connection with which the Company has filed a registration statement to register the resales of our Class A common stock by the equity line investor. The Company makes regular draws on the equity line and issues shares to the equity line investor in lieu of repayment. The Company also recently issued its Series D 12% Convertible Debentures in a capital-raising transaction. To the extent that the debenture holder decides to convert some or all of the outstanding amounts under the debentures, the Company is obligated to issue shares to the debenture holder. The Company has filed a separate registration statement to register the resales by the debenture holder.

         Other than as discussed above, the Company currently has no plans, proposals, or arrangements to issue any of its shares of Class A common stock following the Reverse Stock Split. However, while the Company anticipates that revenues will increase during the next 12 months, the Company must raise additional funds to be able to satisfy its cash requirements. Research and development, corporate operations and marketing expenses will continue to require additional capital. Because the Company presently has only limited revenue from operations, the Company intends to continue to rely primarily on financing through the sale of our equity and debt securities to satisfy future capital requirements until such time as existing third-party licensing, collaboration or co-marketing arrangements generate substantially greater revenues and the Company is are able to enter into additional third-party licensing, collaboration or co-marketing arrangements which generate revenues such that the Company will be able to finance ongoing operations from license, royalty, product, and services revenues. Nevertheless, the Company has no plans, proposals, or arrangements relating to the issuance by the Company of its equity securities other than as discussed herein.

         For the reasons set forth above, the Company's Board of Directors believes that the Reverse Stock Split is in the Company's best interests and in the Company's stockholders' best interests. However, we cannot assure you that the Reverse Stock Split will have the desired consequences. The Company anticipates that, following consummation of the Reverse Stock Split, the Company's Class A common stock will trade at a price per share that is significantly higher than the current market price per share of the Company's Class A common stock. Nevertheless, there can be no assurance that the market price of the Company's Class A common stock will trade at a significantly higher price, or that any higher price achieved as a result of the Reverse Stock Split will be maintained.

         Additionally, there can be no assurance that the total market capitalization of the Company's Class A common stock after the proposed Reverse Stock Split will be equal to the total market capitalization before the proposed Reverse Stock Split or that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price. In many cases, the total market capitalization of a company following a reverse stock split is lower, and may be substantially lower, than the total market capitalization before the reverse stock split.

         If the shareholders of the Company approve the Reverse Stock Split at the Special Meeting of Shareholders, no further action on the part of stockholders will be required to implement the Reverse Stock Split. The Board of Directors reserves its right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that the split is no longer in the best interests of the Company and its stockholders.

Certain Risks Associated With the Reverse Stock Split

There can be no assurance that the total market capitalization of the Common Stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the Common Stock following the reverse stock split will either exceed or remain higher than the current per share market price.

         There can be no assurance that the market price per new share of the Common Stock (the "New Shares") after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of the Common Stock (the "Old Shares") outstanding before the reverse stock split. For example, based on the market price of the Common Stock on February 7, 2003, of $0.02 per share, if the Company's shareholders approve the Reverse Stock Split, there can be no assurance that the post-split market price of the Common Stock would be $0.80 per share or greater.

         Accordingly, the total market capitalization of the Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers.

         While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers.

There can be no assurance that the reverse stock split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers.

         While the Board of Directors believes that a higher stock price may help the Company attract and retain employees and other service providers who are less likely to work for a company with a low stock price, there can be no assurance that the reverse stock split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers.

A decline in the market price for the Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Common Stock could be adversely affected following a reverse stock split.

         The market price of the Common Stock will also be based on the Company's performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Holders of Fonix Class A common stock are subject to the risk of additional and substantial dilution to their interests if the Board of Directors adopts the Reverse Stock Split.

         The following table sets forth the approximate number of shares that will be authorized for issuance, issued and outstanding, authorized and reserved for issuance, and authorized but unissued as a result of the adoption of the Reverse Stock Split if the Reverse Stock Split is approved by the shareholders and subsequently implemented by the Board of Directors. The table below does not take into effect the additional New Shares that will be issued to holders of fractional shares, discussed more fully below.


                                                                                                  Shares Authorized
                         Shares Authorized       Shares Issued and       Shares Reserved for      but Unissued and
                         for Issuance            Outstanding             Issuance                 Unreserved
                        ---------------------   --------------------    ---------------------   --------------------
Prior to Reverse         800,000,000             555,784,693             115,456,303             128,759,004
Stock Split
1 for 40 Reverse         800,000,000              13,894,618               2,886,408             783,218,974
Split

         The Reverse Stock Split will not reduce the number of shares authorized for issuance. As such, issuance by the Company of additional shares which remain authorized for issuance will have a dilutive effect on the ownership of current shareholders.

Our issuances of shares following the Reverse Stock Split likely will result in overall dilution to market value and relative voting power of previously issued common stock, which could result in substantial dilution to the value of shares held by shareholders prior to implementation of the Reverse Stock Split.

         The issuance by the Company of Class A common stock following the Reverse Stock Split in capital raising transactions may result in substantial dilution to the equity interests of holders of Fonix Class A common stock. Specifically, the issuance of a significant amount of additional Class A common stock will result in a decrease of the relative voting control of our Class A common stock issued and outstanding prior to the issuance of Class A common stock following the Reverse Stock Split. Additionally, existing shareholders likely will experience increased dilution with decreases in market value of Class A common stock in relation to our issuances of shares following the Reverse Stock Split, which could have a material adverse impact on the value of their shares.

Principal Effects of the Reverse Stock Split

Corporate Matters. If approved and effected, the reverse stock split would have the following effects:

          o    40 Old Shares owned by a  stockholder  would be exchanged for one
               (1) New Share;

          o the number of shares of the Common Stock issued and outstanding will be reduced proportionately;

          o proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

          o the number of shares reserved for issuance under the Company's existing stock option plans and employee stock purchase plans will be reduced proportionately based on the reverse stock split ratio.

If approved and effected, the reverse stock split will be effected simultaneously for all of the Common Stock and the ratio will be the same for all of the Common Stock. The reverse stock split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company's stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to receive one (1) New Share as no fractional shares will be issued.

Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number selected by the Board of Directors for the reverse stock split ratio of one-for-forty will be entitled, upon surrender of certificates representing such shares, to receive one (1) New Share.

If approved and effected, the reverse stock split will result in some stockholders owning "odd lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

Authorized Shares. Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Common Stock issued and outstanding based on the reverse stock split ratio of one-for-forty. As of February 7, 2003, the record date for the Special Meeting, the Company had 800,000,000 shares of Common Stock authorized and 636,614,471 shares of Common Stock issued and outstanding. Authorized but unissued shares will be available for issuance, and the Company may issue such shares in financings or otherwise. If the Company issues additional shares, the ownership interest of holders of the Common Stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of the Common Stock.

Accounting Matters. The reverse stock split will not affect the par value of the Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced proportionately based on the reverse stock split ratio of one-for-forty, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of the Common Stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another entity), the reverse stock split proposal is not being proposed as part of a plan of additional stock issuances. Nevertheless, management could use the additional shares that will be available following the Reverse Stock Split to resist or frustrate a third-party transaction.



Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates.

         If the stockholders approve the Reverse Stock Split and the Board of Directors decides to implement the Reverse Stock Split, the Company will file an amendment to its Amended and Restated Certificate of Incorporation ("Amended Certificate") with the Secretary of State of the State of Delaware, not sooner than ten days and not later than twenty days following such approval by the Shareholders, to amend its existing Amended and Restated Certificate of Incorporation. The reverse stock split will become effective at the time specified in the Amended Certificate, which is referred to below as the "effective time." Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. The text of the Amended Certificate to effect the reverse stock split, if implemented by the Board of Directors, would be in substantially the form attached hereto as Exhibit 1; provided, however, that the text of the form of Amended Certificate attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the insertion of the effective time.

         As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent, Continental Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

No Appraisal or Dissenters' Rights

         Under the Delaware General Corporation Law, the Company's stockholders are not entitled to appraisal or dissenters' rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

         The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

         No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. In general, stockholders who receive cash in exchange for their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

         The Company's view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Vote Required; Recommendation of Board of Directors

         Under Delaware law, approval of this Proposal 2 to grant the Board of Directors authority to amend the Company's Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split requires the approval of the affirmative vote of not less than a majority of the votes of the Company's Class A common stock issued and outstanding on the Record Date entitled to vote on this Proposal 2. Abstentions will be counted as votes against this Proposal 2. Broker non-votes will count in determining a quorum for purposes of conducting the Special Meeting, but will not count for or against this Proposal 2.

         The Board of Directors unanimously recommends a vote "for" the proposed amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio of one-for-forty.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of February 4, 2003, the number of shares of Common Stock of the Company beneficially owned by all persons known to be holders of more than five percent of the Company's Common Stock and by the executive officers and directors of the Company individually and as a group. The number of shares issued and outstanding as of February 4, 2003, was 632,975,471. Unless indicated otherwise, the address of the stockholder is the Company's principal executive offices, 180 West Election Road, Suite 200, Draper, Utah 84020.

                                                         Number of
                                                          Shares
 Name and Address of 5% Beneficial Owners,             Beneficially                 Percent of
     Executive Officers and Directors                      Owned                     Class(1)



Thomas A. Murdock                                     22,512,979(2)                    3.44%
Chairman of the Board & Chief
   Executive Officer

Roger D. Dudley,                                      12,552,480(3)                    1.94%
Executive Vice President & Chief
   Financial Officer, Director

John A. Oberteuffer, Ph.D.,                            1,893,334 (4)                   *
Vice President & Chief Technology Officer,
Director

William A. Maasberg Jr., Chief Operating Officer,      1,359,134(5)                    *
Director

Officers and Directors as a Group (5 persons)         38,517,927                       5.75%
----------------------


*        Less than 1 percent.

(1) Percentages rounded to nearest 1/100th of one percent. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of Common Stock listed for each such person in the table.

(2) Includes 1,600,000 shares of Common Stock deposited in a voting trust (the "Voting Trust") as to which Mr. Murdock is the sole trustee and 16,665,400 shares of Common Stock issuable as of February 4, 2003, into the Voting Trust under a convertible promissory note (the "Convertible Note") held by Mr. Murdock and Mr. Dudley. Persons who have deposited their shares of Common Stock into the Voting Trust have dividend and liquidation rights ("Economic Rights") in proportion to the number of shares of Common Stock they have deposited in the Voting Trust, but have no voting rights with respect to such shares. All voting rights associated with the shares deposited into the Voting Trust are exercisable solely and exclusively by the Trustee of the Voting Trust. The Voting Trust expires, unless extended according to its terms, on the earlier of September 30, 2003, or any of the following events: (i) the Trustee terminates it; (ii) the participating shareholders unanimously terminate it; or (iii) the Company is dissolved or liquidated. Although as the sole trustee of the Voting Trust Mr. Murdock exercises the voting rights of all of the shares deposited into the Voting Trust, and accordingly has listed all shares in the table above, he has no economic or pecuniary interest in any of the shares deposited into the Voting Trust except for 8,332,700 shares issuable as of February 4, 2003, under the Convertible Note as to which he will directly own Economic Rights when issued. Also includes 2,813 shares owned directly by Mr. Murdock, 28,099 shares (including shares issuable upon the exercise of options) beneficially owned by members of Mr. Murdock's immediate family residing in the same household, and 4,216,667 shares of Common Stock underlying stock options owned by Mr. Murdock and exercisable presently or within 60 days of February 4, 2003. Does not include 833,333 options which are not exercisable presently or within 60 days of February 4, 2003.

(3) Includes (i) 8,332,700 shares of Common Stock issuable as of February 4, 2003, under the Convertible Note which will be deposited into the Voting Trust when issued, (ii) 2,813 shares owned directly by Mr. Dudley; (iii) 300 shares owned by Mr. Dudley's minor children; and (iv) 4,216,667 shares underlying stock options exercisable presently or within 60 days of February 4, 2003. Does not include 833,333 options which are not exercisable presently or within 60 days of February 4, 2003.

(4) Consisting of options or warrants exercisable presently or within 60 days of February 4, 2003. Does not include 366,666 options which are not exercisable presently or within 60 days of February 4, 2003.

(5) Consisting of 19,200 shares owned directly by Mr. Maasberg, 6,600 shares owned by Mr. Maasberg's minor children, and 1,333,334 options exercisable presently or within 60 days of February 4, 2003. Does not include 366,666 options which are not exercisable presently or within 60 days of February 4, 2003.

              -----------------------------------------------------




                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the Special Meeting other than as set forth herein and in the Notice of Special Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

              -----------------------------------------------------


                              SHAREHOLDER PROPOSALS

         Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2003 Annual Meeting of Shareholders must have been received by the Company by December 31, 2002. No such proposals were received.

         Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2004 Annual Meeting of Shareholders must be received by the Company by December 31, 2003. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail, return receipt requested. The Board of Directors will review any proposal which is received by December 31, 2003, and determine whether it is a proper proposal to present to the 2004 Annual Meeting.

              -----------------------------------------------------


         The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

                               By Order of the Board of Directors

                               /s/ Thomas A. Murdock

                               Thomas A. Murdock
                               Chairman of the Board and Chief Executive Officer

Salt Lake City, Utah
February 19, 2003

                                   APPENDICES

1. EXHIBIT 1: PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECTUATE REVERSE SPLIT OF THE COMPANY'S CLASS A COMMON STOCK.

2.  FORM OF PROXY

EXHIBIT 1
The text of the proposed amendment is as follows:

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                FONIX CORPORATION

[ADDING NEW ARTICLE TO SET FORTH TERMS OF REVERSE SPLIT]

         Fonix Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That pursuant to the recommendation of the Board of Directors of the Company, the following resolution amending the Certificate of Incorporation of the Company has been adopted by the vote of stockholders of the Company holding a majority of the outstanding stock entitled to vote thereon. The resolutions setting forth the amendment are as follows:

                  RESOLVED, that the Company's Certificate of Incorporation be amended to add a new Article FIFTH, attached hereto as Exhibit A, and to renumber subsequent Articles of our Certificate of Incorporation, as amended.

         SECOND: That these resolutions have been adopted by the affirmative vote of the majority of shares present in person or represented by proxy at the Company's 2003 Special Meeting of shareholders and entitled to vote on the resolutions in accordance with Section 216 of the General Corporation Law of the State of Delaware.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned hereby affirms, under penalties of perjury, that the foregoing instrument is the act and deed of the Company and that the facts stated therein are true. Dated this ___ day of __________, 2003.

Fonix Corporation                                             Attest:


By: ____________________________         By:____________________________________
Thomas A. Murdock                        Roger D. Dudley
Title: President and                     Title:   Executive Vice President and
       Chief Executive Officer                    Chief Financial Officer

                                    EXHIBIT A

The text of the amendment to the Corporation's Certificate of Incorporation is as follows:


         A new Article Fifth shall be inserted between the current Article Fourth and Article Fifth of the Certificate of Incorporation of the Corporation (as previously restated and amended) and the existing Article Fifth and subsequently numbered Articles shall be renumbered sequentially, such new Article Fifth to read as follows:

                                  ARTICLE FIFTH
                       CLASS A COMMON STOCK REVERSE SPLIT

         At the time at which this Fifth Amended and Restated Certificate of Incorporation (the "Amended Certificate") becomes effective (the "Effective Date"), each forty (40) shares of authorized Class A Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Date shall automatically be reclassified and converted into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock of the Corporation, par value $0.0001 (a "New Share"). Each holder of record of shares of Class A Common Stock so reclassified and converted shall on the Effective Date automatically become the record owner of the number of New Shares as shall result from such reclassification and conversion. Each such record holder shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock so reclassified and converted at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of New Shares of which he, she, or it is the record owner after giving effect to the provisions of this Article Fifth. The Corporation shall not issue fractional New Shares. Stockholders who immediately prior to the Effective Date own a number of shares of Class A Common Stock of the Company which is not evenly divisible by the reverse split ratio shall, with respect to the fractional interest, be issued a number of New Shares of the Company rounded to the nearest whole number.

FORM OF PROXY
                                Fonix Corporation
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas A. Murdock and Roger D. Dudley and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned at the Special Meeting of Shareholders to be held at the Company's business offices at 180 West Election Road, Suite 200, Draper, Utah 84020, on Monday, March 24, 2003, 2003, at 10:00 a.m. M.S.T.,
or at any adjournment thereof.

1. To approve the Board of Directors' selection of Hansen, Barnett & Maxwell as the Company's independent public accountant for the fiscal year ending December 31, 2002.
         FOR               AGAINST                      ABSTAIN
         / /                 /  /                         /  /

2. To consider and act upon a proposed amendment to the Company's certificate of incorporation to effect a reverse stock split of the Company's Class A common stock at a ratio of one-for-forty.

         FOR               AGAINST                      ABSTAIN
         /  /                /  /                         /  /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON PROPOSAL 3.

Please sign and date this proxy where shown below and return it promptly:

Date:                                          , 2003
                  -----------------------------
Signed:
SIGNATURE(S)
            -------------------------------------------------------------------

PLEASE SIGN ABOVE EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.